UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 10, 2015

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant as Specified in Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-3381	23-0962915
(Commission File Number)	(IRS Employer Identification No.)

3111 W. Allegheny Ave.

Philadelphia, PA 19132

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(215) 430-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On June 10, 2015, The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation (“Pep Boys” or the “Company”), reached an understanding regarding a settlement (the “Settlement”) with GAMCO Asset Management Inc. (“GAMCO”), Pep Boys’ largest shareholder, to avoid a proxy contest at Pep Boys’ 2015 Annual Meeting of Shareholders, to be held on Friday, July 10, 2015, at 9:00 a.m., Eastern Daylight Time, at Pep Boys’ Store Support Center located at 3111 West Allegheny Avenue, Philadelphia, Pennsylvania 19132 (the “2015 Annual Meeting”).

Pursuant to the Settlement, Pep Boys has agreed to cause the following three director candidates proposed by GAMCO to be nominated for election to the Pep Boys Board of Directors (the “Pep Boys Board”): Matthew Goldfarb, F. Jack Liebau, Jr. and Bruce M. Lisman (collectively, the “GAMCO Nominees”), each of whom the Pep Boys Board has determined will be an independent director pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual. The GAMCO Nominees will be included, together with incumbent directors Robert H. Hotz, James A. Mitarotonda, Robert L. Nardelli, Robert Rosenblatt, Jane Scaccetti, John T. Sweetwood and Andrea M. Weiss, in the slate of director nominees that the Pep Boys Board will recommend for election to its membership at the 2015 Annual Meeting. GAMCO has also agreed that if the Company hires a permanent Chief Executive Officer that such individual may be added to the Pep Boys Board. Pep Boys Board members M. Shân Atkins and Nick White have indicated to Pep Boys that they do not intend to stand for re-election to the Pep Boys Board at the 2015 Annual Meeting.

Pursuant to the Settlement, GAMCO has also agreed to withdraw the notice of nomination it delivered to Pep Boys on April 21, 2015, as amended on May 18, 2015, and the opposition preliminary proxy statement that it filed with the SEC on June 8, 2015, and to cause all of its shares held as of the record date to be counted present at the 2015 Annual Meeting for purposes of determining if a quorum is present at the 2015 Annual Meeting. Upon election to the Pep Boys Board, a GAMCO nominee shall be appointed to each of the Board’s Audit, Compensation and Nominating & Governance Committees.

As a result of the Settlement, Pep Boys intends to prepare and file with the SEC, and mail to shareholders a supplement (the “Proxy Statement Supplement”) to the revised definitive proxy statement that it filed with the SEC on June 3, 2015, together with a revised proxy card.  The Proxy Statement Supplement will include, among other things, additional information regarding the GAMCO Nominees and their direct or indirect interests, by security holdings or otherwise.

Item 8.01.             Other Events.

On June 11, 2015, Pep Boys issued a press release announcing the Settlement with GAMCO, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information and Where to Find It

The Pep Boys — Manny, Moe & Jack, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Pep Boys’ shareholders in connection with the matters to be considered at Pep Boys’ 2015 Annual Meeting. On June 3, 2015, Pep Boys filed a revised definitive proxy statement (as it may be amended and supplemented from time to time, the “Proxy Statement”) and definitive form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Pep Boys’ shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE SUPPLEMENT THERETO AND OTHER DOCUMENTS FILED BY PEP BOYS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the schedules and appendices thereto. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the supplement to the Proxy Statement that will be filed with the SEC. Shareholders can obtain the Proxy Statement, the supplement thereto and any amendments thereto as well as any other documents filed by Pep Boys with the SEC for no charge at the SEC’s website at www.sec.gov. Shareholders will be able to obtain, free of charge, copies of the 2015 Proxy Statement and any other documents filed by Pep Boys with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (www.sec.gov), at Pep Boys’ website (www.pepboys.com) or by writing to Pep Boys’ Corporate Secretary at The Pep Boys—Manny, Moe & Jack., 3111 West Allegheny Avenue, Philadelphia, PA 19132, by calling Pep Boys’ Corporate Secretary at (215) 430-9169, or by contacting Pep Boys’ proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued on June 11, 2015 by The Pep Boys — Manny, Moe & Jack.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys — Manny, Moe & Jack

Date:	June 11, 2015	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
Senior Vice President - General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on June 11, 2015 by The Pep Boys — Manny, Moe & Jack.